Exhibit 5.1

July 13, 2021

Tidewater Inc. 6002 Rogerdale Road, Suite 600 Houston, Texas 77072

Re:	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

We have acted as counsel for Tidewater Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 File No. 333-234686 (the “Registration Statement”), relating to the offer and sale, with a maximum aggregate offering price of up to $300,000,000, by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

1.	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

2.

debt securities, which may be senior, senior subordinated or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, certain of which may be convertible into or exchangeable for other securities (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by certain direct and indirect subsidiaries of the Company listed as co-registrants in the Registration Statement or an amendment thereto (the “Subsidiary Guarantors”);

3.

shares of preferred stock, no par value per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”);

4.	warrants to purchase Common Stock, Debt Securities, Preferred Stock or Depositary Shares (the “Warrants”); and

5.

units comprised of two or more of the other securities previously described (the “Units” and, together with the Common Stock, the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Warrants, the “Securities”).

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of Base Indenture (the “Indenture”), in substantially the form attached to the Registration Statement, (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that:

1.	all information contained in all documents reviewed by us is true and correct;

2.	all signatures on all documents examined by us are genuine;

3.	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

4.	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective;

5.	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

6.	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

7.

a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, including, if applicable, the Subsidiary Guarantors;

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8.

any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

9.

the Indenture, together with any supplemental indentures relating to one or more series of the Debt Securities to be issued under the Indenture (including Guarantees thereof, if applicable), one or more warrant agreements relating to the Warrants (the “Warrant Agreements”), one or more depositary agreements relating to the Depositary Shares (the “Depositary Agreements”) and the related depositary receipts, and one or more unit agreements relating to the Units (the “Unit Agreements”) will each be duly authorized, executed and delivered by the Company and the other parties thereto, including, if applicable, the Subsidiary Guarantors;

10.	the Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware;

11.	the Subsidiary Guarantors are duly incorporated or organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization;

12.	each person signing the Indenture, any Warrant Agreement, Depositary Agreement or Unit Agreement will have the legal capacity and authority to do so; and

13.

at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance.

Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

with respect to shares of the Common Stock offered by the Company, when (a) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable;

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2.

with respect to the Debt Securities, when (a) the Indenture relating to the Debt Securities and, if applicable, the related Guarantees, have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board (or a committee thereof) and, if applicable, the directors or managers of each of the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees, (c) the terms of such Debt Securities and, if applicable, Guarantees, and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, Guarantees will be legally issued and such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

3.

with respect to the Depositary Shares, when (a) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation (as defined below) relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (b) the Depositary Agreement or Agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (c) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable Depositary Agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued;

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4.

with respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable;

5.

with respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and the terms of the offering thereof, (b) the applicable Warrant Agreement has been duly authorized and validly executed and delivered by the Company, (c) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will be legally issued and will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

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6.

with respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units and the terms of the offering thereof, (b) the applicable Unit Agreement has been duly authorized and validly executed and delivered by the Company, (c) the terms of any Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (d) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action and (e) the Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, the Units will be legally issued and will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

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The foregoing opinions are limited to the laws of the State of New York, the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, in each case as in effect on the date hereof, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.